ENTERGY ENTERPRISES, INC.                                Exhibit 1
UNCONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1995
(UNAUDITED)


                      ASSETS

 PROPERTY
 Furniture and Equipment                         $       2,085,140.27
 Intangible Assets                                          50,457.67
                                                  --------------------
      Total Property                                     2,135,597.94
                                                  --------------------
 INVESTMENTS
 Investment in FPN                                       1,876,038.29
 Investment in Entergy SASI, Inc.                      138,500,000.00
 Earnings from Entergy SASI, Inc.                      (46,704,063.45)
 Special Deposits                                           30,000.00
                                                  --------------------
                                                        93,701,974.84
                                                  --------------------
 CURRENT & ACCRUED ASSETS
 Cash                                                      361,927.03
 Working Funds/Travel Advances                             113,750.00
 Temporary Cash Investments                              4,482,334.17
 Accounts Receivable                                        24,285.99
 Accounts Receivable - Associated Companies             14,506,717.05
 Accrued Interest                                            9,758.53
                                                  --------------------
      Total Current and Accrued Assets                  19,498,772.77
                                                  --------------------
 DEFERRED DEBITS
 Accumulated Deferred Income Tax-Fed & State             7,741,825.72
 Miscellaneous Deferred Debits                            (215,678.69)
                                                  --------------------
      Total Deferred Debits                              7,526,147.03
                                                  --------------------
           Total Assets                          $     122,862,492.58
                                                  ====================

These are interim financial statements prepared without notes.


ENTERGY ENTERPRISES, INC.
UNCONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1995
(UNAUDITED)


                     CAPITAL

 Common Stock                                    $      54,400,000.00
 Miscellaneous Paid-in Capital                         125,000,000.00
 Retained Earnings                                     (67,387,676.97)
                                                  --------------------
      Total Capital                                    112,012,323.03
                                                  --------------------
                   LIABILITIES

 CURRENT & ACCRUED LIABILITIES
 Accounts Payable                                        2,828,275.71
 Accounts Payable to Associated Companies                  542,368.96
 Taxes Accrued                                           1,086,097.09
 Tax Collections Payable                                    61,245.86
 Miscellaneous Current & Accrued Liabilities             2,149,908.12
                                                  --------------------
      Total Current & Accrued Liabilities                6,667,895.74
                                                  --------------------
                 DEFERRED CREDITS

 Other Deferred Credits                                  4,182,273.81
                                                  --------------------
      Total Deferred Credits                             4,182,273.81
                                                  --------------------
      Total Liabilities                                 10,850,169.55
                                                  --------------------
           Total Capital & Liabilities           $     122,862,492.58
                                                  ====================

These are interim financial statements prepared without notes.



ENTERGY ENTERPRISES, INC.
UNCONSOLIDATED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)


                     REVENUE

 Services Rendered Non-Associates                $         137,673.61
 Services Rendered Associates                           15,879,035.80
 Equity in Earnings of Subsidiaries                    (30,457,116.22)
 Interest Income                                           149,722.74
                                                  --------------------
      Total Revenue                                    (14,290,684.07)
                                                  --------------------
                     EXPENSES

 Salaries, Wages and Benefits                           11,258,954.27
 Outside Services                                        6,558,580.78
 Rent                                                    1,427,145.45
 Administrative and General                              5,019,313.03
 Active Development Credit                              (5,935,364.17)
 Insurance                                                  87,560.30
 Directors' Fees and Expenses                               59,003.22
                                                  --------------------
      Total Administrative and General Expense          18,475,192.88

 Taxes Other Than Income                                    15,148.52
 Write-down of FPN License                               1,617,342.60
 Write-down of FPN Stock                                 7,655,201.72
 Depreciation and Amortization                             777,192.17
 Amortization of SASI Organization Costs                    25,227.22
 Amortization of FPN Organization Costs                    626,068.20
 Miscellaneous Expenses                                     57,306.31
                                                  --------------------
      Total Expenses                                    29,248,679.62
                                                  --------------------
 Interest Expense                                                0.00
                                                  --------------------
 Income (Loss) Before Income Taxes                     (43,539,363.69)

 Income Taxes - Federal                                    464,955.53
 Income Taxes - State (Benefit)                           (274,719.16)
 Provision for Deferred Income Taxes - Federal          (4,762,866.49)
 Provision for Deferred Income Taxes - State              (945,301.73)
                                                  --------------------
 Net Income (Loss)                               $     (38,021,431.84)
                                                  ====================

These are interim financial statements prepared without notes.